RBC FUNDS TRUST

AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT effective as of the 2nd day of October, 2017 to the Distribution Agreement, dated December 28, 2009, as amended July 1, 2011, November 27, 2012, December 20, 2013, September 24, 2014, and October 1, 2016 (the “Agreement”), is entered into by and between RBC FUNDS TRUST, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Distributor desire to amend the Agreement to remove certain funds and reflect a revised FINRA filing fee.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RBC FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Kathleen A. Gorman	By: /s/ James R. Schoenike

Name: Kathleen A. Gorman	Name: James R. Schoenike

Title: President	Title: President

Amended Exhibit A to the Distribution Agreement

Fund Names

Separate Series of RBC Funds Trust

Name of Series
Access Capital Community Investment Fund
U.S. Government Money Market Fund
RBC Enterprise Fund
RBC Small Cap Core Fund
RBC SMID Cap Growth Fund
RBC Microcap Value Fund
RBC BlueBay Emerging Market Select Bond Fund
RBC BlueBay Global High Yield Fund
RBC Emerging Markets Equity Fund
RBC Emerging Markets Small Cap Equity Fund
RBC Short Duration Fixed Income Fund

RBC Ultra-Short Fixed Income Fund

RBC BlueBay Total Return Credit Fund

RBC Small Cap Value Fund

RBC Global Opportunities Fund

RBC International Opportunities Fund

RBC Emerging Markets Value Equity Fund

Exhibit B

Quasar Distributors, LLC

Regulatory Distribution Services Fee Schedule

Regulatory Distribution Annual Services for the RBC Funds Complex*

• $80,000 annual fee

Default sales loads and distributor concession, if applicable, are paid to Quasar.

Advertising Compliance Review

●	FINRA Filings

- $200 / job for the first 10 pages (minutes if tape or video); $20 /page (minute if tape or video) thereafter (Includes FINRA filing fee).

●	Non-FINRA flied materials, e.g. Institutional Use Only, Quasar Review Only, Correspondence, etc.

- $75 / job for the first 10 pages (minutes if tape or video); $10 /page (minute if tape or video) thereafter.

●	FINRA Expedited Filing Service for 3 Day Turnaround

-     $1,000 for the first 10 pages (minutes if audio or video); $25 /page (minute if audio or video)

thereafter. (Comments are faxed. FINRA may not accept expedited requests)

●	Quasar Expedited Review Service for 24 Hour Turnaround-Does not Include FINRA filing fee, if applicable

- $500 for the first 10 pages (minutes if audio or video); $25/ page (minute if audio or video) thereafter.

Licensing of Investment Advisor’s Staff (if desired)

Quasar’s sponsorship of licenses includes: Series 6, 7, 24, 26, 27, 63, 66

●	$2,500 / year per registered representative
●	$3,000 / FINRA designated branch location (if necessary)
●	Plus all associated FINRA and State fees for Registered Representatives, including license and renewal fees

Fund Fact Sheets

●	Design- $1,000 / fact sheet, includes first production
●	Production- $500 / fact sheet per production period
●	All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee
●	Web sites, brochures, and other sales support materials- Project priced via Quasar proposal

Out-of-Pocket Expanses

Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, Including, without limitation:

●	Typesetting, printing and distribution of Prospectuses and shareholder reports
●	Production, printing, distribution, and placement advertising, sales literature, and materials
●	Engagement of designers, free-lance writers, and public relations firms.
●	Long-distance telephone lines, services, and charges
●	Postage, overnight delivery charges
●	FINRA registration fees [to include late U5 charge (if applicable)] (FINRA advertising filing fees are included in Advertising Compliance Review section above)
●	Record retention
●	Travel, lodging, and meals

*Fees are billed monthly.

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